OPPENHEIMER LIMITED TERM MUNICIPAL FUND

Notice of Special Meeting of Shareholders

to be held on September 30, 2009

Notice is hereby given that Oppenheimer Limited Term Municipal Fund, Inc. (the “Fund”) will hold a Special Meeting of shareholders on September 30, 2009, at 1:00 p.m., Mountain Time, as may be adjourned from time-to-time at the Fund’s offices at 6803 South Tucson Way, Centennial, Colorado 80112 (the “Meeting”).

Shareholders will be asked to vote on the following proposal:

PROPOSAL: To elect ten Trustees for the Fund.

     Any shareholder who owned shares of the Fund at the close of business on July 14, 2009 (the “Record Date”) will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment or postponement of the Meeting. Please read the full text of the enclosed Proxy Statement dated August 11, 2009, for a complete understanding of the proposal.

YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

YOUR VOTE IS IMPORTANT.
WE URGE YOU TO VOTE PROMPTLY.
PLEASE HELP THE FUND AVOID THE EXPENSES OF ADDITIONAL SOLICITATIONS BY VOTING TODAY

Dated: August 11, 2009

By Order of the Board of Trustees
Robert G. Zack, Secretary

OPPENHEIMER LIMITED TERM MUNICIPAL FUND

PROXY STATEMENT
(dated August 11, 2009)

SPECIAL MEETING OF SHAREHOLDERS

to be held on September 30, 2009

The Board of Trustees for Limited Term Municipal Fund (the “Fund”) has sent you this Proxy Statement to ask for your vote on the proposal affecting the Fund as described in this Proxy Statement. The Fund will hold a Special Meeting of Shareholders on September 30, 2009 at 1:00 p.m. Mountain Time, as may be adjourned from time to time, at the Fund’s offices at 6803 South Tucson Way, Centennial, Colorado 80112 (the “Meeting”).

Any shareholder who owned shares of the Fund on July 14, 2009 (the “Record Date”) will receive notice of the Meeting and will be entitled to vote at the meeting or any adjournment or postponement of the meeting.

You should read the entire Proxy Statement before voting. Please call us at 1-800-CALL OPP (225-5677) if you have any questions. The Fund expects to mail the Notice of Special Meeting, this Proxy Statement and proxy ballot to shareholders on or about August 11, 2009.

The Fund is required by federal law to file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains information about the Funds (www.sec.gov). You can inspect and copy the proxy material, reports and other information at the Public Reference Branch, Office of Consumer Affairs and Information Services of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Annual Report to Shareholders of the Fund (if available), including financial statements of the Fund, has previously been sent to shareholders. Upon request, the Fund’s most recent annual and subsequent semi-annual report (when available) is available at no cost. To request a report, please visit our website at www.oppenheimerfunds.com , call 1-800-225-5677 (1-800-CALL-OPP), or write to OppenheimerFunds Services, P.O. Box 5270, Denver, Colorado 80217-5270.

INFORMATION ABOUT THE MEETING

A. On what matter am I being asked to vote?

You are being asked to elect ten Trustees for the Fund.

B. Has the Fund's Board approved the Proposal?

Yes. The Fund’s Board unanimously approved this proposal and recommends that you approve the proposal.

C. Why am I being asked to elect ten Trustees for the Fund?

After careful consideration, the Board of Trustees determined that the Fund would be best served if it was overseen by another board of trustees that currently oversees 17 other Oppenheimer municipal bond funds. That Board is referred to in this Proxy Statement as the “Proposed Board.” The Fund’s current Board is referred to in this Proxy Statement as the “Current Board.”

In order to provide consistency in board oversight and reporting obligations and to achieve certain administrative efficiencies for the Oppenheimer municipal bond funds, the Current Board believes it is appropriate to consolidate all 18 Oppenheimer municipal bond funds under the same board by electing the Proposed Board to oversee the Fund. The Proposed Board currently oversees 17 of the 18 Oppenheimer municipal bond funds. In light of the Proposed Board overseeing 17 municipal bond funds and the Current Board overseeing only one municipal bond fund, the current Board and OppenheimerFunds, Inc., the Fund’s investment adviser (the “Manager”) agreed that a further consolidation of board oversight of the Oppenheimer municipal bond funds under a single board would achieve certain administrative efficiencies through only one board having oversight of similar funds.

The Proposed Board has three Board Committees: Audit, Regulatory & Oversight and Governance Committees. Each Committee is composed of at least five members, each of whom is an independent trustee. As described in more detail in this Proxy Statement, each Committee will have specific areas of responsibility and oversight with respect to various aspects of the Fund’s operations. The Proposed Board’s Committee structure is expected to provide the Fund the benefits of the Proposed Board members’ knowledge, experience and background through its oversight of the other 17 Oppenheimer municipal funds.

For the reasons set forth in this Proxy Statement, the Current Board approved the nomination of the ten individuals who already serve as trustees on the Proposed Board to serve as Trustees for the Fund (each a “Nominee” and collectively, the “Nominees”).

If elected by shareholders, the Nominees would oversee the Fund, effective November 2, 2009, or the date of the Meeting, whichever is later. Following the completion of this proxy effort, the Proposed Board would then oversee 65 funds, consisting of: the Fund and 64 other Oppenheimer funds currently overseen by the Proposed Board and would oversee all 18 Oppenheimer municipal bond funds.

If the Nominees are elected as Trustees, they would adopt the Proposed Board’s compensation rates, committee charters and fund policies to be effective upon their election. Since the Proposed Board’s Trustees oversee 64 funds, they receive a higher overall rate of annual compensation than the Current Board’s Trustees who oversee only 41 funds (comprising this Fund and 40 other funds not a part of this Proxy Statement). The Fund currently pays approximately $39,000 in compensation for the Current Board. It is expected that the Fund would pay approximately $45,000 in compensation for the Proposed Board.

The Current Board considered the following items, among others, in recommending to shareholders the election of the Nominees:

•

the addition of experienced and capable Trustees with the knowledge and extensive background of oversight in connection with the other Oppenheimer municipal bond funds will benefit the Fund and its shareholders through their governance and oversight of the Fund; and

•

representations by the Manager that the consolidation into the Proposed Board would benefit the Fund because it would provide the Manager with administrative efficiencies by reducing certain duplication of expenses and reporting obligations and management responsibilities and duties related to multiple boards overseeing the municipal bond funds.

D. When will the Shareholder Meeting be held?

The Meeting will be held on September 30, 2009, at 1:00 P.M., Mountain Time, and may be adjourned if the necessary quorum to transact business or the vote required to approve the Proposal for the Fund is not obtained at the Meeting.

E. Will the Fund’s Trustees (or the Nominees) attend the Shareholder Meeting?

No. The Trustees of the Fund’s Current Board and the Proposed Board’s Nominees are not required to attend the Meeting and they do not plan to attend the Meeting.

F. How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy ballot(s), and mailing the proxy ballot(s) in the enclosed postage paid envelope. You also may vote your shares via the Internet or by telephone by following the instructions on the attached proxy ballot(s) and accompanying materials.

G.	How can I revoke my proxy?

           Your proxy, whether given in writing, by telephone or via the Internet, is revocable at any time before it is voted as described below under the paragraph titled “Revoking a Proxy.”

H.	Proxy Statement Costs.

           The cost of preparing, printing and mailing the proxy ballot, notice of meeting, and this Proxy Statement and all other costs incurred with the solicitation of proxies will be paid by the Manager.

I.     Whom do I call if I have questions?

If you need assistance, or have any questions regarding the proposal or how to vote your shares, please call 1-800-225-5677.

               *     *     *     *     *     *

PROPOSAL:

TO ELECT TEN TRUSTEES

The ten Nominees named in the table further below have been nominated for election as Trustees of the Fund effective November 2, 2009, or the date of the Meeting, whichever is later. If elected, the Nominees will serve indefinite terms as Trustees until their resignation, retirement, death or removal or until their respective successors are duly elected and qualified.

Section 16(a) of the Investment Company Act of 1940 (“Investment Company Act”) requires that at least a majority of trustees be elected by shareholders. In addition, new trustees cannot be appointed by existing trustees to fill vacancies created by retirements, resignations or an expansion of the board unless, after those appointments, at least 66.67% of the trustees have been elected by shareholders. Therefore, in order to change the composition of the Board, a shareholder vote is necessary to elect the slate of ten nominees. This election will also facilitate the appointment by the Board of future trustees if that becomes necessary.

What Factors did the Board Consider in Selecting the Nominees?

The Current Board’s Governance Committee also serves as nominating committee for the Fund. After due considerations, the members of the Governance Committee, each of whom is an Independent Trustee, nominated the Proposed Trustees and recommended to shareholders the election of the Nominees. In making the recommendation, the Board and Governance Committee took into consideration a number of factors, including the knowledge, background, and experience of the Nominees in overseeing municipal bond funds.

The Board and Governance Committee also considered representations from the Manager concerning additional benefits of consolidating oversight of all 18 municipal bond funds under a single board, including: improved efficiency of operations with one fewer Board; enhanced and consistent oversight of the Manager and its portfolio managers; and the reduction and standardization of multiple policies and procedures. Additionally, the Manager expects administrative efficiencies in fund governance and other cost-savings to be realized from the Board consolidation, because multiple boards have resulted in duplication of expenses, reporting and management time in connection with board-related tasks or matters.

The Proposed Board’s Trustees currently oversee 64 funds compared to the 41 funds overseen by the Current Board. As a result, the Proposed Board’s Trustees receive a higher overall rate of annual compensation than the Current Board’s Trustees. The Proposed Board Trustees are currently paid a base salary of $168,000 per year as compared to a base salary of $174,000 per year for the Current Board Trustees. Additional amounts are paid to Trustees who are chairmen of the Board or of committees of the Board. The Proposed Board allocates its compensation among the funds it oversees by average net assets. Therefore, larger funds, such as the Fund, with total assets of approximately $1.31 billion as of June 30, 2009 would assume more of the costs than a smaller fund. The Fund currently pays approximately $39,000 for the Current Trustees’ compensation. The Fund is expected to pay approximately $45,000 per year for the Proposed Trustees’ compensation. The expected increase in the proportionate shares of Trustee compensation and expenses paid by the Fund is based on current levels of compensation and expenses of the Proposed Board and is not expected to have any material effect on the current expense ratios of the Fund. Both Boards’ Trustees are entitled to establish their own level of compensation and expenses and, therefore, although not currently contemplated, compensation and expenses could increase in the future.

The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that, unless a proxy ballot instructs them to withhold authority to vote for all listed Nominees or any individual Nominee, all validly executed proxies will be voted for the election of all the Nominees as Trustees of the Fund. If a Nominee should be unable to accept election, serve his or her term or resign, the Board may, in its discretion and subject to the Investment Company Act, select another person to fill the vacant position. Each Nominee has consented to be named as such in this Proxy Statement and to serve as a Trustee if elected.

The Fund is not required and does not intend to hold annual shareholder meetings for the purpose of electing Trustees. Although the Fund does not intend to hold annual shareholder meetings, it may hold shareholder meetings from time to time on important matters. Shareholders also have the right to call a meeting to remove a Trustee or to take other action as described in the Fund’s organizing documents. If at any time, less than a majority of the Trustees holding office has been elected by the shareholders of the Fund, the Trustees then in office will promptly call a shareholders’ meeting for the purpose of electing Trustees to the Fund.

If the election of the Nominees is not approved by shareholders, all ten Nominees would not be able to serve as Trustees. If the Nominees are not elected, the Current Board would consider various alternatives, which might include the Fund conducting additional solicitation of shareholders to obtain approval or the Current Board members continuing to serve as Trustees.

Except for Mr. Murphy, the Nominees are not “interested persons” of the Fund, as defined in the Investment Company Act (an “Independent Trustee”). Mr. Murphy is an “interested person” of the Fund because he is affiliated with the Manager by virtue of his positions as an officer or director of the Manager, and as a shareholder of its parent company.

The Nominees, their positions with the Boards and length of service in such positions as well as their principal occupations and business affiliations during the past five years are listed below. The address of each Nominee for Independent Trustee is 6803 S. Tucson Way, Centennial, CO 80112-3924. The address of Mr. Murphy (Nominee for Interested Trustee) is Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008.

Nominees for Independent Trustees

Name, Position(s) Held with the Proposed Board, Length of Service, Age	Principal Occupation(s) During Past 5 Years; Other Trusteeships/Directorships Held by Director; Number of Portfolios in Fund Complex Overseen by Trustee if elected at the Meeting
Brian F. Wruble, Chairman of Proposed Board of Trustees since 2007, Trustee since 2005 Age: 66

General Partner of Odyssey Partners, L.P. (hedge fund) (September 1995-December 2007); Director of Special Value Opportunities Fund, LLC (registered investment company) (affiliate of the Manager’s parent company) (since September 2004); Chairman (since August 2007) and Trustee (since August 1991) of the Board of Trustees of The Jackson Laboratory (non-profit); Treasurer and Trustee of the Institute for Advanced Study (non-profit educational institute) (since May 1992); Member of Zurich Financial Investment Management Advisory Council (insurance) (2004-2007); Special Limited Partner of Odyssey Investment Partners, LLC (private equity investment) (January 1999-September 2004).Oversees 64 portfolios in the OppenheimerFunds complex.

David K. Downes, Trustee since 2007 Age: 69

Independent Chairman GSK Employee Benefit Trust (since April 2006); Director of Correctnet (since January 2006); Trustee of Employee Trusts (since January 2006); President, Chief Executive Officer and Board Member of CRAFund Advisors, Inc. (investment management company) (since January 2004); Director of Internet Capital Group (information technology company) (since October 2003); Independent Chairman of the Board of Trustees of Quaker Investment Trust (registered investment company) (2004-2007); President of The Community Reinvestment Act Qualified Investment Fund (investment management company) (2004-2007); Chief Operating Officer and Chief Financial Officer of Lincoln National Investment Companies, Inc. (subsidiary of Lincoln National Corporation, a publicly traded company) and Massachusetts Investments U.S., Inc. (investment management subsidiary of Lincoln National Corporation) (1993-2003); President, Chief Executive Officer and Trustee of Massachusetts Investment Family of Funds (1993-2003); President and Board Member of Lincoln National Convertible Securities Funds, Inc. and the Lincoln National Income Funds, TDC (1993-2003); Chairman and Chief Executive Officer of Retirement Financial Services, Inc. (registered transfer agent and investment adviser and subsidiary of Massachusetts Investments U.S., Inc.) (1993-2003); President and Chief Executive Officer of Massachusetts Service Company, Inc. (1995-2003). Oversees 64 portfolios in the OppenheimerFunds complex.

Matthew P. Fink, Trustee since 2005 Age: 68

Trustee of the Committee for Economic Development (policy research foundation) (since 2005); Director of ICI Education Foundation (education foundation) (October 1991-August 2006); President of the Investment Company Institute (trade association) (October 1991-June 2004); Director of ICI Mutual Insurance Company (insurance company) (October 1991-June 2004). Oversees 54 portfolios in the OppenheimerFunds complex.

Phillip A. Griffiths, Trustee since 1999 Age: 70

Fellow of the Carnegie Corporation (since 2007); Distinguished Presidential Fellow for International Affairs (since 2002) and Member (since 1979) of the National Academy of Sciences; Council on Foreign Relations (since 2002); Director of GSI Lumonics Inc. (precision technology products company) (since 2001); Senior Advisor of The Andrew W. Mellon Foundation (since 2001); Chair of Science Initiative Group (since 1999); Member of the American Philosophical Society (since 1996); Trustee of Woodward Academy (since 1983); Foreign Associate of Third World Academy of Sciences; Director of the Institute for Advanced Study (1991-2004). Oversees 54 portfolios in the OppenheimerFunds complex.

Mary F. Miller, Trustee since 2004 Age: 66

Trustee of International House (not-for-profit) (since June 2007); Trustee of the American Symphony Orchestra (not-for-profit) (since October 1998); and Senior Vice President and General Auditor of American Express Company (financial services company) (July 1998-February 2003). Oversees 54 portfolios in the OppenheimerFunds complex.

Joel W. Motley, Trustee since 2002 Age: 57

Managing Director of Public Capital Advisors, LLC (privately held financial advisor) (since January 2006); Managing Director of Carmona Motley, Inc. (privately-held financial advisor) (since January 2002); Director of Columbia Equity Financial Corp. (privately-held financial advisor) (2002-2007); Managing Director of Carmona Motley Hoffman Inc. (privately-held financial advisor) (January 1998-December 2001); Member of the Finance and Budget Committee of the Council on Foreign Relations, Member of the Investment Committee of the Episcopal Church of America, Member of the Investment Committee and Board of Human Rights Watch and Member of the Investment Committee of Historic Hudson Valley. Oversees 54 portfolios in the OppenheimerFunds complex.

Mary Ann Tynan, Trustee since 2008 Age: 63

Vice Chair of Board of Trustees of Brigham and Woman's Hospital (non-profit hospital) (since 2000); Chair of Board of Directors of Faulkner Hospital (non-profit hospital) (since 1990); Member of Audit and Compliance Committee of Partners Health Care System (non-profit) (since 2004); Board of Trustees of Middlesex School (educational institution) (since 1994); Board of Directors of Idealswork, Inc. (financial services provider) (since 2003); Member of Capital Campaign Committee of Island Medical Center (medical facility) (2006-2008); Partner, Senior Vice President and Director of Regulatory Affairs of Wellington Management Company, LLP (global investment manager) (1976-2002); Vice President and Corporate Secretary, John Hancock Advisers, Inc. (mutual fund investment adviser) (1970-1976). Oversees 54 portfolios in the OppenheimerFunds complex.

Joseph M. Wikler, Trustee since 2005 Age: 68

Director of C-TASC (bio-statistics services (since 2007); Director of the following medical device companies: Medintec (since 1992) and Cathco (since 1996); Member of the Investment Committee of the Associated Jewish Charities of Baltimore (since 1994); Director of Lakes Environmental Association (environmental protection organization) (1996-2008); Director of Fortis/Hartford mutual funds (1994-December 2001). Oversees 54 portfolios in the OppenheimerFunds complex.

Peter I. Wold, Trustee since 2005 Age: 61

President of Wold Oil Properties, Inc. (oil and gas exploration and production company) (since 1994); Vice President of American Talc Company, Inc. (talc mining and milling) (since 1999); Managing Member of Hole-in-the-Wall Ranch (cattle ranching) (since 1979); Vice President, Secretary and Treasurer of Wold Trona Company, Inc. (soda ash processing and production) (1996 - 2006); Director and Chairman of the Denver Branch of the Federal Reserve Bank of Kansas City (1993-1999); and Director of PacifiCorp. (electric utility) (1995-1999). Oversees 54 portfolios in the OppenheimerFunds complex.

Nominee for Interested Trustee

Name, Position(s) Held with Funds, Length of Service Age	Principal Occupation(s) During Past 5 Years; Other Trusteeships/Directorships Held by Director; Number of Portfolios in Fund Complex Currently Overseen by Director
John V. Murphy, Trustee since 2001 and President and Principal Executive Officer since 2001 Age: 59

Chairman and Director of the Manager since June 2001; Chief Executive Officer of the Manager (June 2001-December 2008); President of the Manager (September 2000-March 2007); President and a director or trustee of other Oppenheimer funds; President and Director of Oppenheimer Acquisition Corp. (“OAC”) (the Manager’s parent holding company) and of Oppenheimer Partnership Holdings, Inc. (holding company subsidiary of the Manager) (since July 2001); Director of OppenheimerFunds Distributor, Inc. (subsidiary of the Manager) (November 2001-December 2006); Chairman and Director of Shareholder Services, Inc. and of Shareholder Financial Services, Inc. (transfer agent subsidiaries of the Manager) (since July 2001); President and Director of OppenheimerFunds Legacy Program (charitable trust program established by the Manager) (since July 2001); Director of the following investment advisory subsidiaries of the Manager: OFI Institutional Asset Management, Inc., Centennial Asset Management Corporation, Trinity Investment Management Corporation and Tremont Capital Management, Inc. (since November 2001), HarbourView Asset Management Corporation and OFI Private Investments, Inc. (since July 2001); President (since November 1, 2001) and Director (since July 2001) of Oppenheimer Real Asset Management, Inc.; Executive Vice President of Massachusetts Mutual Life Insurance Company (OAC’s parent company) (since February 1997); Director of DLB Acquisition Corporation (holding company parent of Babson Capital Management LLC) (since June 1995); Member of the Investment Company Institute’s Board of Governors (since October  2003); Chairman of the Investment Company’s Institute’s Board of Governors (since October 2007). Oversees 105 portfolios in the OppenheimerFunds complex.

The dollar ranges of securities beneficially owned in the Fund by the Independent Trustee Nominees and in the Oppenheimer family of funds, as of December 31, 2008, are as follows:

Name of Independent Trustee Nominee	Dollar Range of Equity Securities Owned in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be overseen by Director Nominee in Oppenheimer Family of Investment Companies
Mr. Downes	None	Over $100,000
Mr. Fink	None	Over $100,000
Mr. Griffiths	None	Over $100,000
Ms. Miller	None	Over $100,000
Mr. Motley	None	Over $100,000
Ms. Tynan	None*	None*
Mr. Wikler	None	Over$100,000
Mr. Wold	None	Over $100,000
Mr. Wruble	None	Over $100,000

*     Ms. Tynan joined Board I on October 1, 2008.

General Information Regarding the Proposed and Current Boards

If shareholders approve the election of the Nominees as Trustees, the Fund will be overseen by the individuals who constitute the Proposed Board. The Current Board is responsible, and if elected the Proposed Board would assume responsibility, for protecting the interests of shareholders. The Trustees will meet periodically throughout the year to oversee the Fund’s activities, review its performance and review the actions of the Manager which is responsible for the Fund’s day-to-day operations. The Proposed Board met in person six times, and by telephone conference five additional times, during the calendar year ended December 31, 2008. During that same period, each Nominee was present for at least 75% of the aggregate number of meetings of the Board and committees on which he served.

Committees of the Board of Trustees

The Current Board has three standing committees: an Audit Committee, a Governance Committee and a Review Committee. The Proposed Board has three standing committees: an Audit Committee, a Regulatory & Oversight Committee and a Governance Committee. If the Nominees are elected, each committee would be established for the Fund under charters identical to those of the corresponding Proposed Board’s committees and the members of each Proposed Board’s committee would be appointed.

The Audit Committees for both Boards are comprised solely of Independent Trustees. David K. Downes is Chairman of the Proposed Board’s Audit Committee. Phillip A. Griffiths, Mary F. Miller, Joseph M. Wikler and Peter I. Wold are members of the Proposed Board’s Audit Committee. The Proposed Board’s Audit Committee held four meetings during the calendar year ended December 31, 2008. If the Nominees are elected by shareholders, the Fund would appoint the Proposed Board’s Audit Committee members as the Audit Committee for the Fund.

The Audit Committees for both Boards have very similar charters. Each furnishes their Board with recommendations regarding the selection of the Funds’ independent registered public accounting firm. Other main functions of the Audit Committee outlined in the Audit Committee Charters, include, but are not limited to: (i) reviewing the scope and results of financial statement audits and the audit fees charged; (ii) reviewing reports from the Funds’ independent registered public accounting firm regarding the Funds’ internal accounting procedures and controls; (iii) reviewing reports from the Manager's Internal Audit Department; (iv) maintaining a separate line of communication between the Funds’ independent auditors and the Independent Trustees; (v) reviewing the independence of the Funds’ independent auditors; and (vi) pre-approving the provision of any audit or non-audit services by the Funds’ independent auditors, including tax services, that are not prohibited by the Sarbanes-Oxley Act, to the Funds, the Manager and certain affiliates of the Manager.

The members of the Proposed Board’s Regulatory & Oversight Committee are Matthew P. Fink (Chairman), David K. Downes, Phillip A. Griffiths, Joel W. Motley, Mary Ann Tynan and Joseph M. Wikler, all of whom are Independent Trustees. The Committee held five meetings during the calendar year ended December 31, 2008, during which it evaluated and reported to the Proposed Board on its Funds’ contractual arrangements, including the investment advisory, distribution, transfer agency and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment Company Act and other applicable laws, among other duties, as set forth in the Committee’s Charter.

The members of the Proposed Board’s Governance Committee are Joel W. Motley (Chairman), Matthew P. Fink, Mary F. Miller, Mary Ann Tynan and Peter I. Wold, all of whom are Independent Trustees. The Committee held five meetings during the calendar year ended December 31, 2008, during which it reviewed the Funds’ governance guidelines and adequacy of the Funds’ Codes of Ethics, developed qualification criteria for Board members consistent with the Funds’ governance guidelines, provided the Board with recommendations for voting portfolio securities held by the Funds, and monitored the Funds’ proxy voting, among other duties set forth in the Governance Committee’s Charter. The Governance Committee’s functions also include the selection and nomination of Trustees (including Independent Trustees for election). This Committee may, but need not, consider the advice and recommendation of the Manager and its affiliates in selecting nominees. The full Board elects new Trustees except for those instances when a shareholder vote is required.

Under the current policies of both Boards, if the Board determines that a vacancy exists or is likely to exist, the committee that serves as the nominating committee will consider candidates for Board membership including those recommended by the Funds’ shareholders. That committee will consider nominees recommended by Independent Trustees or recommended by any other Board members including board members affiliated with the Funds’ investment advisors. The committee may, upon Board approval, retain an executive search firm to assist in screening potential candidates. Upon Board approval, the committee may also use the services of legal, financial, or other external counsel that it deems necessary or desirable in the screening process. Shareholders wishing to submit a nominee for election to the Board may do so by mailing their submission to the offices of OppenheimerFunds, Inc., Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008, to the attention of the Board of Trustees of [name of Fund], c/o the Secretary of the Fund.

Submissions should, at a minimum, be accompanied by the following: (1) the name, address, and business, educational, and/or other pertinent background of the person being recommended; (2) a statement concerning whether the person is an “interested person” as defined in the Investment Company Act; (3) any other information that the Fund would be required to include in a proxy statement concerning the person if he or she was nominated; and (4) the name and address of the person submitting the recommendation and, if that person is a shareholder, the period for which that person held Fund shares. Shareholders should note that a person who owns securities issued by Massachusetts Mutual Life Insurance Company (the parent company of the Manager) would be deemed an “interested person” under the Investment Company Act. In addition, certain other relationships with Massachusetts Mutual Life Insurance Company or its subsidiaries, with registered broker-dealers, or with the Funds’ outside legal counsel may cause a person to be deemed an “interested person.”

The applicable Committee has not established specific qualifications that it believes must be met by a nominee. In evaluating nominees, that Committee considers, among other things, an individual’s background, skills, and experience; whether the individual is an “interested person” as defined in the Investment Company Act; and whether the individual would be deemed an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission (“SEC”) rules. The Committee also considers whether the individual’s background, skills, and experience will complement the background, skills, and experience of other nominees and will contribute to the Board. There are no differences in the manner in which the Committee evaluates nominees for trustees based on whether the nominee is recommended by a shareholder. Candidates are expected to provide a mix of attributes, experience, perspective and skills necessary to effectively advance the interests of shareholders.

Compensation of Independent Trustees

The Independent Trustees receive compensation for their services as Trustees and as Committee members (if applicable) and are reimbursed for expenses incurred in connection with attending such Board and Committee meetings. Each Oppenheimer fund for which an Independent Trustee serves as a trustee pays a share of these expenses.

The officers of the Oppenheimer funds and the Interested Trustee Nominee (Mr. Murphy), who is affiliated with the Manager, receive no salary or fee from the Oppenheimer funds. The total compensation from all the Oppenheimer funds represents compensation received for serving as a director, trustee or member of a committee (if applicable) of the Board of those funds during the fiscal year ended September 30, 2008. The compensation paid to each Independent Trustee Nominee is set forth below.

Name and Other Board Position(s) (as applicable) for each Nominee	Aggregate Compensation From the Fund(1)	Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement(2)	Total Compensation From the Fund and Fund Complex
	As of 2008 Fiscal Year End for the Fund			Year ended December 31, 2008
Brian F. Wruble Chairman of Proposed Board	None	N/A	$323,296(3)	$365,000
David K. Downes(4) Audit Committee Chairman (Current and Proposed Boards) and Regulatory & Oversight Committee Member (Proposed Board)	None	N/A	$176,328(5)	$335,000
Matthew P. Fink Governance Committee Member and Regulatory & Oversight Committee Chairman	None	N/A	N/A	$178,582
Phillip A. Griffiths Audit Committee Member and Regulatory & Oversight Committee Member	None	N/A	N/A	$204,625
Mary F. Miller Audit Committee Member and Governance Committee Member	None	N/A	N/A	$168,000
Joel W. Motley Governance Committee Chairman and Regulatory & Oversight Committee Member	None	N/A	N/A	$181,533
Mary Ann Tynan Regulatory & Oversight Committee Member Governance Committee Member	None	N/A	N/A	$32,870
Joseph M. Wikler Audit Committee Member and Regulatory & Oversight Committee Member	None	N/A	N/A	$168,000
Peter I. Wold Audit Committee Member and Governance Committee Member	None	N/A	N/A	$168,000

1.	“Aggregate Compensation From the Fund” includes fees and amounts deferred under the “Compensation Deferral Plan” (described below), if any.

2.

“Estimated Annual Benefits Upon Retirement” is based on a single life payment election with the assumption that a Director/Trustee would retire at the age of 75 and would then have been eligible to receive retirement plan benefits with respect to certain of the Proposed Board’s other funds. The Proposed Board’s retirement plan was frozen effective December 31, 2006, and each plan participant who had not yet commenced receiving retirement benefits subsequently received previously accrued benefits based upon the distribution method elected by such participant.

3.	Mr. Wruble elected to receive a lump sum payment distributed to the Compensation Deferral Plan subsequent to the freezing of the Proposed Board’s retirement plan.

4.	Mr. Downes was appointed as Trustee of the Proposed Board on August 1, 2007, which was subsequent to the freezing of the Proposed Board’s retirement plan.

5.

This amount represents the estimated benefits that would be payable to Mr. Downes for serving as a director or trustee of certain Oppenheimer funds that prior to August 1, 2009, were not overseen by either the Current or Proposed Board. In lieu of receiving this estimated annual benefit, Mr. Downes elected to receive an actuarially equivalent lump sum payment subsequent to the freezing of that other board’s retirement plan.

Retirement Plan for Trustees

The Proposed Board previously adopted a retirement plan that provided for payments to retired Independent Trustees. The Proposed Board “froze” its retirement plan with respect to new accruals as of December 31, 2006 (the “Freeze Date”). The Proposed Board determined to freeze the retirement plan after considering a trend among corporate boards of trustees to forego retirement plan payments in favor of current compensation.

Each Trustee at that time continuing to serve on the Proposed Board after the Board Freeze Date (each such Trustee a “Continuing Board Member”) elected to have his or her accrued benefit as of that date (i.e., an amount equivalent to the actuarial present value of his or her benefit under the retirement plan as of the Freeze Date) (i) paid at once or over time, (ii) rolled into the Compensation Deferral Plan described below, or (iii) in the case of Continuing Board Members having at least 7 years of service as of the Freeze Date paid in the form of an annual benefit or joint and survivor annual benefit. Each Nominee who served on the Proposed Board elected prior to the Board Freeze Date either to receive (i) a lump sum, (ii) a series of installments, or (iii) rolled into the Compensation Deferral Plan discussed below.

Compensation Deferral Plan for Trustees

Both Boards have adopted separate Compensation Deferral Plan (each a “Plan”) for Independent Trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the funds they oversee. Under the Plans, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee. The amount paid to the Trustee under the Plans will be determined based upon the performance of the selected funds.

Deferral of a Trustee’s fees under the Plans will not materially affect the Fund’s assets, liabilities and net income per share. The Plans will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an order issued by the SEC, the Fund may invest in the funds selected by the Trustee under the Plans without shareholder approval for the limited purpose of determining the value of the Trustee’s deferred fee account.

If the Nominees are approved by shareholders, then the Fund would adopt the Proposed Board’s Compensation Deferral Plan effective November 2, 2009. For the Current Board Trustees, who are not standing for election, they would be paid any amounts deferred under their Compensation Deferral Plan in accordance with the terms of that Plan.

As of July 14, 2009, the Trustees, Nominees and officers, individually and as a group, beneficially owned less than 1% of the outstanding shares of the Fund. The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above. In addition, each Independent Trustee (including his or her family members) does not own securities of either the Manager or OppenheimerFunds Distributor, Inc. (the “Distributor” of the Funds) or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

Executive Officers of the Fund

Information is given below about the executive officers who are not Trustees of the Fund, including their business experience during the past five years. Messrs. Vandehey, Wixted and Zack, respectively, hold the same offices with the other Oppenheimer funds in the OppenheimerFunds family of funds. The address for Mr. Zack is Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008. The address for Messrs. Vandehey and Wixted is 6803 S. Tucson Way, Centennial, CO 80112-3924.

All officers serve at the pleasure of the Board. Each officer serves for an indefinite term or until his or her earlier resignation, retirement, death or removal.

Name, Position(s) Held with the Fund, Length of Service, Age	Principal Occupation(s) During Past 5 Years
Mark S. Vandehey, Vice President and Chief Compliance Officer since 2004 Age: 58

Senior Vice President and Chief Compliance Officer of the Manager (since March 2004); Chief Compliance Officer of the OppenheimerFunds Distributor, Inc., Centennial Asset Management and Shareholder Services, Inc. (Since March 2004); Vice President of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and Shareholder Services, Inc. (since June 1983). An officer of 105 portfolios in the OppenheimerFunds complex.

Brian W. Wixted, Treasurer and Principal Financial & Accounting Officer since 1999 Age: 49

Senior Vice President and Treasurer of the Manager (since March 1999); Treasurer of the following: HarbourView Asset Management Corporation, Shareholder Financial Services, Inc., Shareholder Services, Inc., Oppenheimer Real Asset Management, Inc. and Oppenheimer Partnership Holdings, Inc. (since March 1999), OFI Private Investments, Inc. (since March 2000), OppenheimerFunds International Ltd. (since May 2000), OppenheimerFunds plc (since May 2000), OFI Institutional Asset Management, Inc. (since November 2000), and OppenheimerFunds Legacy Program (charitable trust program established by the Manager) (since June 2003); Treasurer and Chief Financial Officer of OFI Trust Company (trust company subsidiary of the Manager) (since May 2000); and Assistant Treasurer of OAC (since March 1999). An officer of 105 portfolios in the OppenheimerFunds complex.

Robert G. Zack, Secretary since 2001 Age: 60

Executive Vice President (since January 2004) and General Counsel (since March 2002) of the Manager; General Counsel and Director of the Distributor (since December 2001); General Counsel of Centennial Asset Management Corporation (since December 2001); Senior Vice President and General Counsel of HarbourView Asset Management Corporation (since December 2001); Secretary and General Counsel of OAC (since November 2001); Assistant Secretary (since September 1997) and Director (since November 2001) of OppenheimerFunds International Ltd. and OppenheimerFunds plc; Vice President and Director of Oppenheimer Partnership Holdings, Inc. (since December 2002); Director of Oppenheimer Real Asset Management, Inc. (since November 2001); Senior Vice President, General Counsel and Director of Shareholder Financial Services, Inc. and Shareholder Services, Inc. (since December 2001); Senior Vice President, General Counsel and Director of OFI Private Investments, Inc. and OFI Trust Company (since November 2001); Vice President of OppenheimerFunds Legacy Program (since June 2003); Senior Vice President and General Counsel of OFI Institutional Asset Management, Inc. (since November 2001); Director of OppenheimerFunds International Distributor Limited (since December 2003). An officer of 105 portfolios in the OppenheimerFunds complex.

Independent Registered Public Accounting Firm Fees and Services

KPMG LLP serves as the Fund’s Independent Registered Public Accounting Firm (“Principal Accountant” or “KPMG”) for the Fund’s current fiscal year. Deloitte & Touche LLP (“Deloitte & Touche”) served as the Fund’s Independent Registered Public Accounting Firm for the 2007 and 2008 fiscal years.

At a meeting held on August 20, 2008, the Current Board appointed KPMG as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing Deloitte & Touche, effective at the conclusion of the Fund’s fiscal 2008 audit. During the 2007 and 2008 fiscal years the audit reports of Deloitte & Touche contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche would have caused it to make reference to the disagreements in connection with its reports.

The following are the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees related to Deloitte & Touche for the Fund’s fiscal years ended 2007 and 2008.

Audit Fees. Deloitte & Touche billed the Fund $37,500 and $47,850 in the Fund’s fiscal years ended 2007 and 2008, respectively for professional services that were normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees are for assurance and related services that are reasonably related to the performance of the auditor’s review of the Fund’s financial statements and are not reported under the prior category. Audit-related fees include, among others: due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews and consultation concerning financial accounting and reporting standards. Deloitte & Touche did not bill any such audit-related fees for fiscal years ended 2007 or 2008 to the Fund or to the Manager or any entity controlling, controlled by, or under common control with the Manager that provided ongoing services to the Fund.

Tax Fees. Tax Fees include tax compliance, tax planning and tax advice. Tax compliance generally involves preparation of original and amended tax returns, claims for a refund and tax payment-planning services. Tax planning and tax advice include assistance with tax audits and appeals, tax advice related to mergers and acquisitions and requests for rulings or technical advice from taxing authorities.

Deloitte & Touche did not bill any such amounts in the Fund’s fiscal years ended 2007 or 2008 to the Fund or to the Manager or any entity controlling, controlled by, or under common control with the Manager that provided ongoing services to the Fund.

All Other Fees. All other fees include products and services provided by the principal accountants other than the services reported under the prior three categories. Such fees could include the cost to Deloitte & Touche of attending audit committee meetings. Deloitte & Touche did not bill any such fees to the Fund in the Fund’s fiscal years ended 2007 or 2008.

During its regularly scheduled periodic meetings, the Fund’s Audit Committee pre-approves all audit, audit-related, tax and other services to be provided by the principal accountants of the Fund.

The Audit Committees of both the Proposed and the Current Boards have delegated pre-approval authority to the respective Chairmen for any subsequent new engagements that arise between regularly scheduled meeting dates provided that any fees so pre-approved are presented to the Audit Committee at its next regularly scheduled meeting.

Pre-approval of non-audit services may be waived provided that: 1) the aggregate amount of all such services provided constitutes no more than 5% of the total amount of fees paid by the Fund to its principal accountant during the Fund’s fiscal year in which services are provided; 2) such services were not recognized by the Fund at the time of engagement as non-audit services; and 3) such services are promptly brought to the attention of the Audit Committee of the Fund and approved prior to the completion of the audit. All services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Fund’s current Audit Committee.

Deloitte & Touche billed $32,732 in fiscal year ended 2007 and no such fees in fiscal year ended 2008 in aggregate non-audit amounts to the Fund or the Manager or any entity controlling, controlled by, or under common control with the Manager that provided ongoing services to the Fund. Those billings did not include any prohibited non-audit services as defined by the Securities Exchange Act of 1934.

The Fund’s current Audit Committee has considered whether the provision of non-audit services that were rendered to the Manager, and any entity controlling, controlled by, or under common control with the Manager that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X was compatible with maintaining Deloitte & Touche’s independence. No such services were rendered. Representatives of Deloitte & Touche or KPMG are not expected to be present at the Meeting but will be available should any matter arise requiring their presence.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE AS TRUSTEE OF THE FUND.

INFORMATION REGARDING THE FUND

As of the close of business on the Record Date, July 14, 2009, the Fund had 96,060,349.19 Class A shares outstanding, 3,099,457.80 Class B shares outstanding and 38,183,393.63 Class C shares outstanding, totaling 137,343,200.620 shares outstanding. Each share has voting rights as stated in this Proxy Statement and is entitled to one vote for each share (and a fractional vote for a fractional share).

Beneficial Owners. Occasionally, the number of shares of a Fund held in “street name” accounts of various securities dealers for the benefit of their clients as well as the number of shares held by other shareholders of record may exceed 5% of the total shares outstanding. As of the Record Date, to the best of the knowledge of the Fund, the following shareholders owned of record, or beneficially owned, 5% or more of any class of the outstanding voting shares of the Fund:

Charles Schwab & Co, Inc., 101 Montgomery St., San Francisco, CA 94104-4122, which owned 8,411,684.562 Class A shares (8.75% of the Class A shares then outstanding).

UBS WM USA, 499 Washington Blvd., Fl. 9, Jersey City, NJ 07310-2055, which owned 6,545,117.909 Class A shares (6.81% of the Class A shares then outstanding).

Morgan Stanley & Co., Harborside Financial Center, Plaza II 3rd Floor, Jersey City, NJ 07311, which owned 6,350,746.616 Class A shares (6.61% of the Class A shares then outstanding).

MLPF&S, 4800 Deer Lake Dr. E, Fl. 3, Jacksonville, FL 32246-6484, which owned 5,203,573.534 Class A shares (5.41% of Class A shares then outstanding).

MLPF&S, 4800 Deer Lake Dr. E, Fl. 3, Jacksonville, FL 32246-6484, which owned 8,639,664.074 Class C shares (22.62% of the Class C shares then outstanding).

Citigroup Global Markets, Inc., 333 West 34th Street, New York, NY 10001-2483, which owned 2,281,015.475 Class C shares (5.64% of the Class C shares then outstanding).

UBS WM USA, 499 Washington Blvd, Fl. 9, Jersey City, NJ 07310-2055, which owned 2,155,351.000 Class C shares (5.64% of the Class C shares then outstanding).

The Manager, the Distributor and Transfer Agent. Subject to the authority of the Board, the Manager is responsible for the day-to-day management of the Fund’s business pursuant to its investment advisory agreement with the Fund.

OppenheimerFunds Distributor, Inc. (the “Distributor”), a wholly owned subsidiary of the Manager, is the general distributor of the Fund’s shares. The Manager and the Distributor are located at Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008. OppenheimerFunds Services, a division of the Manager, located at 6803 South Tucson Way, Centennial, CO 80112, serves as the transfer and shareholder servicing agent (the “Transfer Agent”) for the Fund.

The Manager (including affiliates and subsidiaries) managed more than 100 funds with more than six million shareholder accounts as of December 31, 2008. The Manager is a wholly-owned subsidiary of Oppenheimer Acquisition Corp. (“OAC”), a holding company controlled by Massachusetts Mutual Life Insurance Company (“MassMutual”). OAC also is located at Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008. MassMutual is located at 1295 State Street, Springfield, MA 01111. OAC acquired the Manager on October 22, 1990. MassMutual has engaged in the life insurance business since 1851.

Portfolio Managers (and Officers) of the Fund

Information is given below about the portfolio managers (and also officers) of the Fund, including their business experience during the past five years. The address of each of the officers in the chart below is Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008.

Name, Position(s) Held with Funds, Length of Service, Age	Principal Occupation(s) During Past 5 Years
Daniel G. Loughran, Vice President and Senior Portfolio Manager since 2006 Age: 46

Senior Vice President of the Manager since July 2007; Vice President of the Manager (April 2001 to June 2007); and a Portfolio Manager with the Manager since 1999. An officer of 18 portfolios in the OppenheimerFunds complex.

Scott S. Cottier, Vice President and Senior Portfolio Manager since 2006 Age: 38	Vice President of the Manager and a Portfolio Manager of the Manager since 2002. An officer of 18 portfolios in the OppenheimerFunds complex.
Troy E. Willis, Vice President since 2006 and Senior Portfolio Manager Age: 37

Vice President of the Manager since July 2009 and Assistant Vice President of the Manager from July 2005 to June 2009; Associate Portfolio Manager of the Manager from 2003 to July 2009. An officer of 18 portfolios in the OppenheimerFunds complex.

Mark DeMitry, Vice President since June 2009 and Senior Portfolio Manager Age: 33

Vice President of the Manager since July 2009; Associate Portfolio Manager of the Manager (2006-2009); and research analyst of the Manager (June 2003-September 2006). An officer of 18 portfolios in the OppenheimerFunds complex.

Michael L. Camarella, Vice President since June 2009 and Associate Portfolio Manager Age: 33

Vice President of the Manager since June 2009; Associate Portfolio Manager of the Manager (2008-2009); research analyst of the Manager (February 2006-April 2008); and credit analyst of the Manager (June 2003-January 2006). An officer of 18 portfolios in the OppenheimerFunds complex.

Marcus V. Franz Senior Portfolio Manager since June 2009 and Associate Portfolio Manager since 2006 Age: 32	Vice President of the Manager since June 2009; Associate Portfolio Manager since 2006; research analyst from June 2003 to January 2006.

MORE ON PROXY VOTING AND THE MEETING

General information about Voting. Each share of the Fund is entitled to cast one vote, and fractional shares are entitled to a proportionate fractional vote.

Proxy Statement Costs. The cost of preparing, printing and mailing the proxy ballot, notice of meeting, and this Proxy Statement and all other costs incurred with the solicitation of proxies will be paid by the Manager.

Solicitation of Proxies. Officers of the Fund or officers and employees of the Transfer Agent, without extra compensation, may conduct solicitations personally, by mail, by telephone, or by any other electronic means available.

Proxies also may be solicited by a proxy solicitation firm hired at the Fund’s expense to assist in the solicitation of proxies. It is estimated that the aggregate cost of engaging a proxy solicitation firm would be less than $1,000. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals on behalf of the Fund and to obtain authorization for the execution of proxies. For those services, they will be reimbursed by the Fund for their expenses to the extent the Fund would have directly borne those expenses.

Currently, if the Fund determines to retain the services of a proxy solicitation firm, the Fund anticipates retaining The Altman Group. Any proxy solicitation firm engaged by the Fund, among other things, will be: (i) required to maintain the confidentiality of all shareholder information; (ii) prohibited from selling or otherwise disclosing shareholder information to any third party; and (iii) required to comply with applicable telemarketing laws.

If the Fund does engage a proxy solicitation firm, as the Meeting Date approaches, certain shareholders may receive telephone calls from a representative of the solicitation firm if their vote has not yet been received. Authorization to permit the solicitation firm to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. These procedures have been designed to reasonably ensure that the identity of the shareholder providing voting instructions is accurately determined and that the voting instructions of the shareholder are accurately recorded.

In all cases where a telephonic proxy is solicited, the solicitation firm representative is required to ask for each shareholder’s full name, address, title (if the shareholder is authorized to act on behalf of an entity, such as a corporation) and to confirm that the shareholder has received the Proxy Statement and ballot in the mail. If the information solicited agrees with the information provided to the solicitation firm, the solicitation firm representative has the responsibility to explain the process, read the proposal listed on the proxy ballot, and ask for the shareholder’s instructions on such proposal. The solicitation firm representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote. The solicitation firm representative may read any recommendation set forth in the Proxy Statement. The solicitation firm representative will record the shareholder’s instructions. Within 72 hours, the shareholder will be sent a confirmation of his or her vote asking the shareholder to call the solicitation firm immediately if his or her instructions are not correctly reflected in the confirmation.

If a shareholder wishes to participate in the Meeting, but does not wish to give his or her proxy telephonically, the shareholder may still submit the proxy ballot originally sent with the Proxy Statement in the postage paid envelope provided, via the Internet or attend in person. Should shareholders require additional information regarding the proxy ballot or a replacement proxy ballot, they may contact us toll-free at 1-800–CALL-OPP (225-5677). Any proxy given by a shareholder, whether in writing, by telephone or via the Internet, is revocable as described below under the paragraph titled “Revoking a Proxy.”

How are Shares Voted? Please take a few moments to complete your proxy ballot promptly. You may vote your shares by completing and signing the enclosed proxy ballot(s) and mailing the proxy ballot(s) in the postage paid envelope provided. You also may vote your shares by telephone or via the Internet by following the instructions on the attached proxy ballot(s) and accompanying materials.
You also may cast your vote by attending the Meeting in person if you are a record owner. Beneficial owners of street account shares cannot vote at the meeting. Only record owners may vote at the meeting.

Telephone Voting. The Fund has arranged to have votes recorded by telephone. Please have the proxy ballot in hand and call the number on the enclosed materials and follow the instructions. After a shareholder provides his or her voting instructions, those instructions are read back to the shareholder and the shareholder must confirm his or her voting instructions before disconnecting the telephone call. The voting procedures used in connection with telephone voting are designed to reasonably authenticate the identity of shareholders, to permit shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded.

Internet Voting. You may also vote over the Internet by following the instructions in the enclosed materials. You will be prompted to enter the control number on the enclosed proxy ballot. Follow the instructions on the screen, using your proxy ballot as a guide.

Voting by Proxy Ballot. The individuals named as proxies on the proxy ballots (or their substitutes) will vote according to your directions if your proxy ballot is received and properly executed, or in accordance with the instructions you provide if you vote by telephone, Internet or mail.

With respect to Nominees for Trustees, you may direct the proxy holders to vote your shares “FOR ALL” Trustees or “FOR ALL EXCEPT” certain Trustees for whom you choose to withhold authority to vote, or you may direct the proxy holders to “WITHHOLD AUTHORITY FOR ALL” Trustees, in each case by checking the appropriate boxes.

If you properly execute and return a proxy ballot but fail to indicate how the votes should be cast, the proxy ballot will be voted in favor of the election of each of the Nominees named in this Proxy Statement for Trustee.

Quorum. The presence of a majority of the Fund’s shares outstanding and entitled to vote entitled to vote constitutes a quorum for the Meeting.

Shares over which broker-dealers have discretionary voting power and shares whose proxies reflect an abstention on the proposal are all counted as shares present and entitled to vote for purposes of determining whether the required quorum exists for the Meeting.

In the event a quorum is not present, sufficient votes in favor of the proposal is not received by the date of the Meeting, or for other reasons, the persons named in the enclosed proxy (or their substitutes) may propose and approve one or more adjournments of the Meeting to permit further solicitation of proxies. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies on the proxy ballots (or their substitutes) will vote the shares present in person or by proxy (including broker non-votes and abstentions) in favor of such an adjournment if they determine additional solicitation is warranted and in the interests of the Fund’s shareholders. A vote may be taken on a proposal in this Proxy Statement prior to any such adjournment if a quorum is present, sufficient votes for its approval have been received and it is otherwise appropriate.

Required Vote for Election of Trustees. The Nominees must receive a plurality of the votes cast, which means that the ten nominees receiving the highest number of affirmative votes cast at the Meeting will be elected.
Revoking a Proxy. You may revoke a previously granted proxy at any time before it is exercised by (1) delivering a written notice to the Fund expressly revoking your proxy, (2) signing and forwarding to the Fund a later-dated proxy, or (3) telephone or Internet or (4) attending the Meeting and casting your votes in person if you are a record owner. Granted proxies typically will be voted at the final meeting, but may be voted at an adjourned meeting if appropriate. Please be advised that the deadline for revoking your proxy by telephone or the internet is 3:00 P.M. (ET) on the last business day before the Meeting.

Voting By Broker-Dealers. Shares owned of record by a broker-dealer for the benefit of its customers (“street account shares”) will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (as permitted by applicable stock exchange rules) give or authorize the giving of a proxy, as record holder of such shares, to vote such shares in connection with the Proposal.

A “broker non-vote” is deemed to exist when a proxy received from a broker indicates that the broker does not have discretionary authority to vote the shares on that matter. Brokers generally have discretionary authority on the Proposal matter so broker non-votes should not exist for the Proposal.

Voting by the Trustee for OppenheimerFunds-Sponsored Retirement Plans. Shares held in OppenheimerFunds-sponsored retirement accounts for which votes are not received as of the last business day before the Meeting Date will be voted by the trustee for such accounts in the same proportion as shares for which voting instructions from the Fund’s other shareholders have been timely received.

OTHER MATTERS

The Trustees do not intend to bring any matters before the Meeting other than the Proposal described in this Proxy Statement and the Trustees and the Manager are not aware of any other matters to be brought before the Meeting by others. Because matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy (or their substitutes) to vote the proxy in accordance with their judgment on such matters.

Shareholder Proposals. The Fund is not required and does not intend to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the shareholders (for certain matters and under special conditions described in the Fund’s Statement of Additional Information). Under the proxy rules of the SEC, shareholder proposals that meet certain conditions may be included in a fund’s proxy statement for a particular meeting. Those rules currently require that for future meetings, the shareholder must be a record or beneficial owner of Fund shares either (i) with a value of at least $2,000 or (ii) in an amount representing at least 1% of the fund’s securities to be voted, at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by a Fund of any such proposal. Under those rules, a proposal must have been submitted a reasonable time before the Fund began to print and mail this Proxy Statement in order to be included in this Proxy Statement. A proposal submitted for inclusion in a Fund’s proxy material for the next special meeting after the meeting to which this Proxy Statement relates must be received by the Fund a reasonable time before the Fund begins to print and mail the proxy materials for that meeting. Notice of shareholder proposals to be presented at the Meeting must have been received within a reasonable time before the Fund began to mail this Proxy Statement. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material because there are other requirements under the proxy rules for such inclusion.

Shareholder Communications to the Board. Shareholders who desire to communicate generally with the Board should address their correspondence to the Board of Trustees and may submit their correspondence by mail to the Fund at 6803 South Tucson Way, Centennial, CO 80112, attention Secretary of the Fund; and if the correspondence is intended for a particular Trustee, the shareholder should so indicate. The Board members are not expected to attend the Meeting.

Reports to Shareholders and Financial Statements. The Annual Report to Shareholders of the Fund, including financial statements of the Fund, has previously been sent to shareholders. Upon request, each Fund’s most recent annual and subsequent semi-annual report (when available) is available at no cost. To request a report, please call 1-800-225-5677 (1-800-CALL-OPP); visit our website at www.oppenheimerfunds.com ; or write to the Fund at OppenheimerFunds Services, P.O. Box 5270, Denver, CO 80217-5270.

To avoid sending duplicate copies of materials to households, the Fund mails only one copy of each report to shareholders having the same last name and address on the Fund’s records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expenses.

If you want to receive multiple copies of these materials or request householding in the future, you may call the Transfer Agent at 1-800-225-5677 (1-800-CALL-OPP). You may also notify the transfer agent in writing at OppenheimerFunds Services, P.O. Box 5270, Denver, CO 80217-5270. Individual copies of prospectuses and reports will be sent to you within 30 days after the Transfer Agent receives your request to stop householding.

®

                                             PROXY CARD

OPPENHEIMER LIMITED TERM MUNICIPAL FUND
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON September 30, 2009

The undersigned, revoking prior proxies, hereby appoints Brian Wixted, Stephanie Bullington, and Kathleen Ives, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Oppenheimer Limited Term Municipal Fund (the “Fund”) to be held at 6803 South Tucson Way, Centennial, Colorado, 80112, on September 30, 2009, at 1:00 P.M. Mountain Time, or at any adjournment thereof, upon the proposal described in the Notice of Meeting and accompanying Prospectus and Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the proposal (set forth on the reverse side of this proxy card) has been proposed by the Board of Trustees.

When properly executed, this proxy will be voted as indicated on the reverse side or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holder’s best judgment as to any other matters that may arise at the Special Meeting.

Note: Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

______________________________________________

Signature                    Date

__________________________________________________________

Signature (if held jointly)               Date

__________________________________________
Title if a corporation, partnership or other entity

-------------------------------------------------------------------------------------

▲ FOLD HERE ▲

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Internet:

Log on to www.proxyonline.com. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in the box at the right at the time you execute your vote.

Control Number:
2. Touchtone Phone:	Simply dial toll-free 1-866-458-9856 and follow the automated instructions. Please have this proxy card available at the time of the call.
3. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

TAGID: “TAG ID”                                                   CUSIP: “CUSIP”

PROXY CARD

LIMITED TERM MUNICIPAL FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 30, 2009

PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE. ☒

The Board of TRUSTEES unanimously recommends a vote for ALL NOMINEES.
1. Proposal: To elect ten Trustees for the Fund:
NOMINEES:			FOR ALL (NOMINEES)	WITHHOLD FROM ALL (NOMINEES)
(01) Brian F. Wruble	(05) Mary F. Miller	(09) Peter I. Wold
(02) David K. Downes	(06) Joel W. Motley	(10) John V. Murphy	☐	☐
(03) Mathew P. Fink	(07) Mary Ann Tynan
(04) Phillip A. Griffiths	(08) Joseph M. Wikler

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.

YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.
YOU VOTE IS IMPORTANT.
WE URGE YOU TO VOTE PROMPTLY.

"Scanner Bar Code" TAG ID: CUSIP: 683957104, 609, 401